Exhibit 10.7

PROMISSORY NOTE

$130,582.75	February 2, 2004

FOR VALUED RECEIVED, and legally bound hereby, INNSUITES HOSPITALITY TRUST (“Maker”), an Ohio real estate investment trust, having an office at 1615 East Northern Avenue, Suite 102, Phoenix, Arizona 85020 hereby promises to pay to Brian Wirth (“Note Holder”) or order and address as specified below the principal sum of ONE HUNDRED THIRTY THOUSAND FIVE HUNDRED EIGHTY TWO AND 75/100 DOLLARS ($130,582.75), with interest on the unpaid principal balance thereon from time to time outstanding, at the rate of seven percent (7.00%) per annum, computed on a three hundred sixty (360)-day year, to be due and payable in installments of principal and interest as follows:

(A)                              $130,582.75 amortized over 84 months at 7% interest ($1,970.84/month). This Note is non-recourse secured by 58,259 RRF Limited Partnership Class B units. Monthly installments of principal and interest to begin on March 2, 2004.

(B)                                Payments to be made payable to:

Brian Wirth or Rare Earth Financial LLC

InnSuites Hotel Centre Suite 102

1615 E. Northern Avenue,

Phoenix, AZ 85020

The 58,259 RRF Limited Partnership Class B units will remain as security for the unpaid balance on the Note. Payments made under this note shall be subject to any current bank or mortgage covenants.

At the option of the Note Holder, late charges upon written notice are assessed as follows:

10 days late, $50 penalty

35 days late, $150 penalty

Over 35 days late, Note Holder could declare the note in default and call the entire amount due.

Should default be declared, units proportionate to unpaid balance will be returned to Note Holder.

Principal and interest payable in lawful money of the United States.

If legal proceedings are entered into to recover on this Note, the undersigned agree(s) to pay such sum as the Court may fix as attorney’s fees.

The Makers and endorsers hereof severally waive diligence, demand, presentment for payment and protest, and consent to the extension or time of payment of this Note without notice.

INNSUITES HOSPITALITY TRUST,

an Ohio real estate investment trust

By:	/s/ Marc Berg
Name: Marc E. Berg
Title: Secretary and Treasurer